PRIMO WATER CORPORATION AMENDMENT NO. 3 TO THE PRIMO WATER CORPORATION 2018 EQUITY INCENTIVE PLAN RECITALS A. Pursuant to section 17(a) of the Primo Water Corporation 2018 Equity Incentive Plan (the “Plan”), the board of directors of Primo Water Corporation (the “Company”) wish to amend the Plan as hereinafter set forth. NOW THEREFORE, this Amendment No. 3 is hereby adopted on this 31st day of October 2023: 1. Section 3(j) of the Plan is hereby amended to add the following to the end of that section: Notwithstanding anything in this Section to the contrary, with respect to any Award subject to Section 409A of the Code, Date of Termination or Termination shall mean the Grantee’s “separation from service” (as such term is defined for purposes of Section 409A of the Code). 2. Section 3(m) of the Plan is hereby amended and restated in full to read as follows: (m) “Good Reason” shall mean any of the following: (1) a material diminution in the Grantee’s title or duties or assignment to the Grantee of materially inconsistent duties; (2) a reduction in the Grantee’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all other Grantees serving in substantially the same capacity; (3) relocation of the Grantee’s principal place of employment to a location that is more than 50 miles away from the Grantee’s principal place of employment on the Grantee’s date of hire, unless such relocation is effected at the Grantee’s request or with the Grantee’s approval; (4) a material breach by the Company or a Subsidiary of any provisions of any employment agreement to which the Grantee and the Company or Subsidiary are parties; (5) the failure of the Company or Subsidiary to obtain the assumption in writing of an employment agreement to which the Grantee and the Company or Subsidiary are parties by any successor to all or substantially all of the business or assets of the Company or Subsidiary; or (6) Any other action that constitutes good reason for resignation or termination from or of the Grantee’s employment with the Company or

Subsidiary under any other agreement to which the Grantee is a party or under applicable law. Notwithstanding anything in this Section 3(m) to the contrary, for an event to be considered “Good Reason” under the Plan, (x) the Grantee must notify the Company of such event within 90 days of the Grantee’s knowledge of the occurrence of such event and the Company must be provided with a reasonable opportunity to cure such occurrence and (y) if the Company does not cure such occurrence within 30 days, the Grantee must Terminate service with the Company or Subsidiary within 120 days after the first occurrence of the applicable grounds for good reason, or the Grantee will be deemed to have waived the Grantee’s right to have a Termination of Service for Good Reason with respect to such grounds. 3. Section 5(e) of the Plan is hereby amended to remove the language “or Section 162(m) of the Code” from that section. 4. Section 11 of the Plan is hereby amended and restated in full as follows: 11. Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Nonemployee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 14); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise. 5. Section 17 of the Plan is hereby amended to add a new subsection (g) to read as follows: (g) Forfeiture and Compensation Recovery. Awards and any compensation associated therewith will be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Except as otherwise expressly provided herein, all of the terms, conditions and provisions of the Plan shall remain the same, and the Plan, as amended hereby, shall continue in full force and effect.